    As filed with the Securities and Exchange Commission on July 25, 2000

                                            Registration No. 333-
                                                                 ---------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ENTERBANK HOLDINGS, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)

       DELAWARE                                              43-1706259
       --------                                              ----------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)

                                150 NORTH MERAMEC
                             CLAYTON, MISSOURI 63105
                                 (314) 725-5500
                                 --------------
               (Address, Including Zip Code and Telephone Number,
                         of Principal Executive Offices)

    COMMERCIAL GUARANTY BANCSHARES, INC. EMPLOYEE INCENTIVE STOCK OPTION PLAN COMMERCIAL GUARANTY BANCSHARES, INC. NON-EMPLOYEE ORGANIZER AND DIRECTOR
                          INCENTIVE STOCK OPTION PLAN
    -------------------------------------------------------------------------
                            (Full title of the plans)

                                    Copy To:
        JAMES C. WAGNER                               DAVID W. BRASWELL
   ENTERBANK HOLDINGS, INC.                        ARMSTRONG TEASDALE LLP
       150 NORTH MERAMEC                     ONE METROPOLITAN SQUARE, SUITE 2600
   CLAYTON, MISSOURI  63105                    ST. LOUIS, MISSOURI  63102-2740
        (314) 725-5500                                 (314) 621-5070
        --------------
 (Name, Address, and Telephone Number,
Including Area Code, of Agent For Service)

                                                  CALCULATION OF REGISTRATION FEE

-------------------------------------------- -------------------- --------------------- ---------------------- -----------------
                                                                  Proposed              Proposed maximum       Amount of
Title of securities to be registered         Amount of shares     maximum offering      aggregate offering     registration
                                             to be registered     price per share       price                  fee (2)
-------------------------------------------- -------------------- --------------------- ---------------------- -----------------
Common Stock, par value $.01 per share         45,003 shares (1)  $ 7.78                $ 350,123                $  92.43
Common Stock, par value $.01 per share         57,861 shares (1)  $ 9.72                $ 562,409                $ 148.48
Common Stock, par value $.01 per share         68,577 shares (1)  $ 11.67               $ 800,294                $ 211.28
Common Stock, par value $.01 per share         44,684 shares (1)  $ 9.72                $ 434,328                $ 114.66
Common Stock, par value $.01 per share         38,580 shares (1)  $11.67                $ 450,229                $ 118.86
                                                      ----------                        ---------                ---------

                              TOTAL:           254,705 shares                           $ 2,597,383              $ 685.71


(1) Shares are issuable upon exercise of options under the Commercial Guaranty Bancshares, Inc. Non-Employee Organizer and Director Incentive Stock Option Plan for the benefit of non-employee organizers and directors of Commercial Guaranty Bancshares, Inc. and the

         Commercial Guaranty Bancshares, Inc. Employee Incentive Stock Option Plan for the benefit of the employees of First Commercial Bank, N.A. and The Capital Corporation, subsidiaries of Commercial Guaranty Bancshares, Inc.

(2)      Calculated in accordance with Rule 457(h).

                                  INTRODUCTION

         This Registration Statement on Form S-8 relates to the conversion of Commercial Guaranty Bancshares, Inc. stock options into options to purchase Enterbank Holdings, Inc. common stock, par value $.01 per share ("Enterbank Common Stock"). On June 23, 2000, a subsidiary of Enterbank Holdings, Inc., a Delaware corporation ("Enterbank"), and Commercial Guaranty Bancshares, Inc., a Kansas corporation ("CGB"), merged in accordance with the Agreement and Plan of Merger (the "Merger Agreement"), dated January 5, 2000, as amended, by and between Enterbank and CGB. Pursuant to the terms of the Merger Agreement, a subsidiary of Enterbank, Enterbank Acquisition Corp. I, merged with and into CGB (the "Merger"). As a result of the Merger, CGB became a subsidiary of Enterbank. Each option granted by CGB to purchase shares of CGB common stock (each, a "CGB Option") which was outstanding and unexercised immediately prior to the Merger, ceased to represent a right to acquire shares of CGB common stock and was converted automatically into an option to purchase shares of Enterbank Common Stock in an amount and at an exercise price determined as follows: (a) the number of shares of Enterbank Common Stock to be subject to the new option shall be equal to the product of the number of shares of CGB common stock subject to the original option, as adjusted for stock dividends and stock splits, and the exchange ratio of 2.1429; and (b) the exercise price per share of Enterbank Common Stock under the new option shall be equal to the exercise price per share of CGB common stock under the original option divided by the exchange ratio of 2.1429.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Information required by Item 1 of Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("1933 Act"), and the Note to Part I of Form S-8.

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Information required by Item 2 of Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the 1933 Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission ("Commission"), are incorporated herein by reference and made a part hereof:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed pursuant to
                           Section 13(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act");

                  (b) Joint Proxy Statement/Prospectus included in Registrant's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on April 27, 2000 (File No. 333-35744).

                  (c)      All other reports filed by the Registrant pursuant to
                           Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-K.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities offered hereunder then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  The authorized capital stock of the Registrant consists of 20,000,000 shares of common stock, par value $.01 per share ("Common Stock"), of which approximately 8,968,100 shares were outstanding as of July 17, 2000.

                  Holders of shares of Common Stock are entitled to receive dividends as may from time to time be declared by the Board of Directors of the Registrant out of funds legally available therefore. Holders of Common Stock are entitled to one vote per share on all matters on which the holders of Common Stock are entitled to vote and may cumulate their votes in any election of directors. Holders of Common Stock have no preemptive, conversion, redemption or sinking fund rights. In the event of a liquidation, dissolution or winding up of the Registrant, holders of Common Stock are entitled to share ratably in the assets of the Registrant, if any, remaining after payment of all debts and liabilities of the Registrant. The shares of Common Stock offered by the Registrant hereby will be fully paid and non-assessable when issued.

         The common stock of Enterbank is not listed or traded on an exchange or in any established public trading market. Enterbank is aware of periodic trading activity in its stock which is reported to the Nasdaq, though there may be transactions from time to time at prices that are not known to Enterbank. Because Enterbank does not expect to list its common stock on any exchange or seek quotation of its common stock on the Nasdaq in the near future, no established public trading market for the Enterbank common stock is expected to develop for the foreseeable future.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

              None.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

              The Registrant's By-Laws provide that each person who was or is made a party to, or is involved in, any action, suit, or proceeding by reason of the fact that such person is or was a director or officer of the Registrant will be indemnified and held harmless by the Registrant to the full extent authorized by the Delaware General Corporation Law.

              Section 145 of the Delaware General Corporation Law provides as follows:

              "INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE

              "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

                  "(b) A corporation may indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  "(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  "(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

                  "(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

                  "(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                  "(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

                  "(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                  "(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  "(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of a person.

                  "(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise the Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

              Pursuant to the Registrant's Certificate of Incorporation, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director. The Certificate of Incorporation further provides, however, that a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which such director derived an improper personal benefit. No amendment or repeal of this provision in the Certificate of Incorporation may adversely affect any right or protection of any director of the Registrant existing at the time of such amendment or repeal for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         The Registrant may purchase and maintain, and currently does so maintain, insurance on behalf of its officers and directors against liability asserted against any of them and incurred by them in such capacity, or arising out of their status as such.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable.

ITEM 8.       EXHIBITS.

              Exhibit No.         Description
              -----------         -----------

              4.1                 Certificate of Incorporation of Enterbank
                                  Holdings, Inc. (incorporated herein by
                                  reference from Exhibit 3.1 to the Form S-1 dated December 19, 1996 (File No.
                                  333-14737)).

              4.2                 Amendment to the Certificate of
                                  Incorporation of the Registrant
                                  (incorporated herein by reference to
                                  Exhibit 4.2 to the Registrant's
                                  Registration Statement on Form S-8 dated
                                  July 1, 1999 (File No. 333-82082)).

              4.3                 Amendment to the Certificate of
                                  Incorporation of the Registrant
                                  (incorporated herein by reference to
                                  Exhibit 3.1 of the Registrant's Quarterly
                                  Report on Form 10-Q for the period ended
                                  September 30, 1999).

              4.4                 Bylaws of the Registrant, as amended
                                  (incorporated herein by reference to
                                  Exhibit 3.4 of the Registrant's Annual
                                  Report on Form 10-K for the period ended
                                  December 31, 1999).


              4.5                 Amendment to the Bylaws of the Registrant
                                  (incorporated herein by reference to
                                  Exhibit 3.5 of the Registrant's Annual
                                  Report on Form 10-K for the period ended
                                  December 31, 1999).

              *5.                 Opinion of Armstrong Teasdale LLP as to
                                  the legality of the securities being
                                  registered.

              10.1 Agreement and Plan of Merger dated as of January 5, 2000, between Registrant and
                                  CGB (incorporated herein by reference to the Registrant's Registration Statement on
                                  Form S-4 filed with the Securities and
                                  Exchange Commission on April 27, 2000
                                  (File No. 333-35744)).

              10.2 Amendment to Agreement and Plan of Merger dated as of March 14, 2000, between Registrant and CGB (incorporated herein by reference to the Registrant's Registration
                                  Statement on Form S-4 filed with the
                                  Securities and Exchange Commission on
                                  April 27, 2000 (File No. 333-35744)).

              *10.3               Commercial Guaranty Bancshares, Inc.
                                  Employee Incentive Stock Option Plan.

              *10.4               Commercial Guaranty Bancshares, Inc.
                                  Non-Employee Organizer and Director Stock
                                  Option Plan.

              *23.1               Consent of Armstrong Teasdale LLP
                                  (included in Exhibit 5 hereto).

              *23.2               Consent of KPMG LLP.

              *24 Power of Attorney (included on page II-9 hereof).

              *Filed herewith.

ITEM 9.       UNDERTAKINGS.

              (a) The undersigned Registrant hereby undertakes:

              1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

                           (ii) to reflect in the prospectus any facts or event
                  arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if this registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission (the "Commission") pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement.

                  2. That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                             SIGNATURES - EXHIBIT 24

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on July 19, 2000.

ENTERBANK HOLDINGS, INC.                    ENTERBANK HOLDINGS, INC.


By:   /s/ James C. Wagner                   By:     /s/ Fred H. Eller
    -------------------------                  --------------------------------
      James C. Wagner                              Fred H. Eller
      Chief Financial Officer                      Chief Executive Officer

                                POWER OF ATTORNEY

                  We, the undersigned officers and directors of Enterbank Holdings, Inc., hereby severally constitute and appoint Fred H. Eller and James
C. Wagner and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of us in our name, place, and stead, in any and all capacities, to sign Enterbank Holdings, Inc.'s Registration Statement on Form S-8, and any other Registration Statement relating to the same offering, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grant to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

SIGNATURES                                  TITLE                                        DATE
----------                                  -----                                        ----

 /s/ Fred H. Eller                          President, Chief Executive Officer           July 19, 2000
------------------                          and Director
Fred H. Eller


 /s/ Ronald E. Henges                       Chairman of the Board                        July 19, 2000
---------------------                       of Directors
Ronald E. Henges


SIGNATURES                                  TITLE                                        DATE
----------                                  -----                                        ----

 /s/ Kevin C. Eichner                       Director                                     July 19, 2000
---------------------
Kevin C. Eichner


 /s/ Randall D. Humphreys                   Director                                     July 19, 2000
-------------------------
Randall D. Humphreys


 /s/ Paul R. Cahn                           Director                                     July 19, 2000
------------------
Paul R. Cahn


 /s/ William B. Moskoff                     Director                                     July 19, 2000
------------------------
William B. Moskoff


 /s/ Birch M. Mullins                       Director                                     July 19, 2000
---------------------
Birch M. Mullins


 /s/ Robert E/ Saur                         Director                                     July 19, 2000
--------------------
Robert E. Saur


 /s/ Paul L. Vogel                          Director                                     July 19, 2000
-------------------
Paul L. Vogel


 /s/ James A. Williams                      Director                                     July 19, 2000
-----------------------
James A. Williams


 /s/ Henry D. Warshaw                       Director                                     July 19, 2000
---------------------
Henry D. Warshaw


 /s/ James L. Wilhite                       Director                                     July 19, 2000
---------------------
James L. Wilhite


--------------------------                  Director                                     July 19, 2000
Ted C. Wetterau

 /s/ Michael J. DeCoursey                   Director                                     July 19, 2000
--------------------------
Michael J. DeCoursey


 /s/ Richard S. Masinton                    Director                                     July 19, 2000
------------------------
Richard S. Masinton


 /s/ Ted A. Murray                          Director                                     July 19, 2000
------------------
Ted A. Murray


   /s/ Robert Ames                          Director                                     July 19, 2000
----------------------
Robert Ames


                                  EXHIBIT INDEX
                                  -------------

                  Exhibit No.         Description
                  -----------         -----------

                  4.1                 Certificate of Incorporation of Enterbank
                                      Holdings, Inc. (incorporated herein by
                                      reference from Exhibit 3.1 to the Form S-1 dated December 19, 1996 (File No.
                                      333-14737)).

                  4.2                 Amendment to the Certificate of
                                      Incorporation of the Registrant
                                      (incorporated herein by reference to
                                      Exhibit 4.2 to the Registrant's
                                      Registration Statement on Form S-8 dated
                                      July 1, 1999 (File No. 333-82082)).

                  4.3                 Amendment to the Certificate of
                                      Incorporation of the Registrant
                                      (incorporated herein by reference to
                                      Exhibit 3.1 of the Registrant's Quarterly
                                      Report on Form 10-Q for the period ended
                                      September 30, 1999).

                  4.4                 Bylaws of the Registrant, as amended
                                      (incorporated herein by reference to
                                      Exhibit 3.4 of the Registrant's Annual
                                      Report on Form 10-K for the period ended
                                      December 31, 1999).

                  4.5                 Amendment to the Bylaws of the Registrant
                                      (incorporated herein by reference to
                                      Exhibit 3.5 of the Registrant's Annual
                                      Report on Form 10-K for the period ended
                                      December 31, 1999).

                  *5.                 Opinion of Armstrong Teasdale LLP as to
                                      the legality of the securities being
                                      registered.

                  10.1 Agreement and Plan of Merger dated as of January 5, 2000, between Registrant and
                                      CGB (incorporated herein by reference to the Registrant's Registration Statement on
                                      Form S-4 filed with the Securities and
                                      Exchange Commission on April 27, 2000
                                      (File No. 333-35744)).

                  10.2 Amendment to Agreement and Plan of Merger dated as of March 14, 2000, between Registrant and CGB (incorporated herein by reference to the Registrant's Registration
                                      Statement on Form S-4 filed with the
                                      Securities and Exchange Commission on
                                      April 27, 2000 (File No. 333-35744)).


                  *10.3               Commercial Guaranty Bancshares, Inc.
                                      Employee Incentive Stock Option Plan.

                  *10.4               Commercial Guaranty Bancshares, Inc.
                                      Non-Employee Organizer and Director Stock
                                      Option Plan.

                  *23.1               Consent of Armstrong Teasdale LLP
                                      (included in Exhibit 5 hereto).

                  *23.2               Consent of KPMG LLP.

                  *24 Power of Attorney (included on page II-9 hereof).

                  *Filed herewith.
